UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2017

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, General Electric Company ("GE" or the "Company") announced that the Board of Directors (the "Board") has appointed John L. Flannery, 55, as Chief Executive Officer ("CEO") and a director of GE, effective August 1, 2017.  Mr. Flannery succeeds Jeffrey R. Immelt, 61, who will retire as CEO on July 31, 2017.  Mr. Immelt will remain Chairman of the Board for a transition period through December 31, 2017, at which point Mr. Flannery will succeed Mr. Immelt as Chairman, effective January 1, 2018.  John J. Brennan will continue to serve as the Board's Lead Independent Director.  The Board has been planning for this CEO succession since 2011.

Mr. Immelt's retirement comes after a 35-year career with the Company, during which he led the successful transformation of GE into a simpler, stronger and more focused digital industrial company aligned to key markets – power, aviation, transportation, healthcare, and oil and gas.  Mr. Immelt's long-term strategic vision and willingness to disrupt GE has been demonstrated by the bold portfolio moves the Company has made over the last decade, including the GE Capital exit plan, acquisition of global energy leader Alstom, announcement of the combination of GE Oil & Gas with Baker Hughes, and divestiture of legacy businesses such as Appliances, NBC Universal and Plastics.

Flannery appointment as director.  The Board also elected Mr. Flannery to the Company's Board of Directors, effective August 1, 2017.  In connection with Mr. Flannery's election, the Board authorized an increase in its size, effective August 1, 2017, from 18 to 19 directors, and Mr. Flannery will join the Board to fill the resulting vacancy.  As a non-independent director, Mr. Flannery is not expected to serve on any of the Board's standing committees.

Flannery biography.  Mr. Flannery has served as Senior Vice President, GE and President & CEO of GE Healthcare since October 2014 and previously was Senior Vice President, Corporate Business Development from April 2013 through October 2014.  Mr. Flannery joined GE in 1987, serving in a number of leadership roles at GE Capital, and then served as President and CEO of GE India from October 2009 through April 2013.

Flannery compensation changes.  In connection with his promotion to CEO, the Management Development and Compensation Committee ("MDCC") of the Board took the following actions with respect to Mr. Flannery's compensation: (1) increased his salary to $2,000,000; (2) set his target annual bonus for 2017 as a percentage of salary at 150%, with the payout amount determined by the Company's achievement of the pre-established performance goals, including the cost reduction and Industrial operating profit goals disclosed by the Company in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on March 22, 2017; and (3) determined that his long-term performance award for the 2016-2018 performance period will be paid out in shares of GE common stock instead of cash, with the payout amount determined by the Company's achievement of the pre-established performance goals.  The MDCC will determine Mr. Flannery's equity compensation at the same time that it approves the annual grant to executives across the Company for 2017.  For more information regarding the Company's annual bonus program, long-term performance award program and equity award program, see the Company's Definitive Proxy Statement for the 2017 Annual Meeting of Shareowners filed with the SEC on March 8, 2017.

Other succession planning actions.  As part of the Board's broader succession planning process, the Board has:


appointed Jeffrey S. Bornstein, 51, a Vice Chairman, effective immediately.  Mr. Bornstein will continue to serve as Chief Financial Officer.  In connection with his promotion, the MDCC granted Mr. Bornstein 250,000 restricted stock units ("RSUs") under the Company's 2007 Long-Term Incentive Plan.  The RSUs vest in two equal installments, the first one in 2020 and the second one in 2022, subject to Mr. Bornstein's continued service with the Company.


appointed Kieran Murphy, 54, currently Senior Vice President, GE and CEO of the Life Sciences business within GE Healthcare to succeed Mr. Flannery as Senior Vice President, GE and President & CEO of GE Healthcare.

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Mr. Immelt will serve as Chairman of Baker Hughes, a GE company, immediately following the anticipated combination of GE Oil & Gas with Baker Hughes, as planned.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On June 9, 2017, the Board amended and restated the Company's By-Laws (the "Amended and Restated By-Laws") to remove the requirement that the Chairman shall be the CEO of the Company and to reassign the duties previously assigned to the President to the CEO.  The Amended and Restated By-Laws also make clarifications and other, non-substantive changes.

This description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the Amended and Restated By-Laws filed as Exhibit 3.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being filed as part of this report:

3.1 The By-Laws of General Electric Company, as amended and restated on June 9, 2017

The following exhibit is being furnished as part of this report:

99 GE Press Release dated June 12, 2017

Caution Concerning Forward-Looking Statements:

This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: June 12, 2017	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities and Finance Counsel

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